EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery
for
Tender of Common Shares
of
Hunt Corporation
to
FAC Acquisition Corporation
a wholly owned subsidiary of
FAC Holding Corporation

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase described below), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:
American Stock Transfer & Trust Company

By Registered or Certified Mail,	By Facsimile Transmission:
Hand or Overnight Courier:	(For Eligible Institutions Only)
American Stock Transfer & Trust Company	(718) 234-5001
59 Maiden Lane	For Confirmation Call:
New York, New York 10038	(877) 777-0800

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to FAC Acquisition Corporation, a Pennsylvania corporation (“Purchaser”) and a wholly owned subsidiary of FAC Holding Corporation (“Parent”), a Pennsylvania corporation, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated November 11, 2002 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of common shares, par value $.10 per share (the “Shares”), of Hunt Corporation, a Pennsylvania corporation (the “Company”), set forth below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Signature(s)
Address(es)
Name(s) of Record Holder(s)

Zip Code
Please Print or Type
Area Code and Tel. No.(s)

Taxpayer Identification or
Social Security Number
Number of Shares

Certificate No.(s) (If Available)

Check box if Shares will be
tendered by book-entry transfer: ☐
Dated , 2002
Account Number

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

DELIVERY GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certifications for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address	Name Please Print or Type

Zip Code	Title

Area Code and Tel. No.	Date , 2002

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
               SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.